UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2024

TXO Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-41605	32-0368858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West 7th Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 334-7800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	TXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 8, 2024, Gary D. Simpson, the President of Production and Development of TXO Partners, L.P. (the “Partnership”), adopted a Rule 10b5-1 trading arrangement that is intended to satisfy the affirmative defense of Rule 10b5-1(c) of the Securities Exchange Act of 1934 for the sale of the Partnership’s common units to cover taxes due in connection with the vesting of phantom units after February 6, 2025. The duration of this arrangement is until the final vesting date or forfeiture of the applicable phantom units. The number of common units that will be sold under this arrangement is not currently determinable as the number will vary based on the extent to which vesting conditions are satisfied and the market price of the Partnership’s common units at the time of settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXO Partners, L.P.

	By:	TXO Partners GP, LLC
its general partner

Dated: November 13, 2024	By:	/s/ Brent W. Clum
		Name:	Brent W. Clum
		Title:	President of Business Operations and Chief Financial Officer